Exhibit 99.8

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SPECIAL MEETING OF STOCKHOLDERS , 2021 This Proxy is Solicited On Behalf Of The Board Of Directors
Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 (INCLUDING EACH OF THE SUB-PROPOSALS), 4, 5, 6 AND 7

	FOR	AGAINST	ABSTAIN
Proposal 1—Business Combination Proposal	☐	☐	☐
To approve the transactions contemplated under the Agreement and Plan of Merger, dated as of May 6, 2021 (the “Business Combination Agreement”), by and among LifeSci Acquisition II Corp. (“LSAQ”), LifeSci Acquisition II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAQ and Science 37, Inc.
	FOR	AGAINST	ABSTAIN
Proposal 2—Charter Approval Proposal	☐	☐	☐
To approve the Second Amended and Restated Certificate of Incorporation of LSAQ, to, among other things, change LSAQ’s name to “Science 37 Holdings, Inc.,” amend certain provisions related to authorized capital stock, the required vote to amend the charter and bylaws, and director removal.

Proposal 3—The Governance Proposals

To approve on a non-binding advisory basis, five separate governance proposals relating to the following material differences between LSAQ’s current Amended and Restated Certificate of Incorporation and the proposed Second Amended and Restated Certificate of Incorporation:

		FOR	AGAINST	ABSTAIN
a.	Proposal 3A	☐	☐	☐
Increase the number of shares of (i) common stock LSAQ is authorized to issue from 30,000,000 shares to 500,000,000 shares and (ii) preferred stock LSAQ is authorized to issue from 1,000,000 shares to 100,000,000 shares;

		FOR	AGAINST	ABSTAIN
b.	Proposal 3B	☐	☐	☐

Require the vote of at least two-thirds (66 and 2/3%) of the voting power of the then outstanding shares of voting stock of LSAQ entitled to vote at an election of directors, rather than a simple majority, to amend, alter, repeal or rescind the Combined Company’s bylaws;

		FOR	AGAINST	ABSTAIN
c.	Proposal 3C	☐	☐	☐

Require the vote of at least two-thirds (66 and 2/3%) of the voting power of the then outstanding shares of voting stock of LSAQ entitled to vote at an election of directors, rather than a simple majority, to amend, alter, repeal or rescind the Proposed Charter;

		FOR	AGAINST	ABSTAIN
d.	Proposal 3D	☐	☐	☐
Require the vote of at least two-thirds (66 and 2/3%) of the voting power of the outstanding shares of capital stock, rather than a simple majority, to remove a director from office;

		FOR	AGAINST	ABSTAIN
e.	Proposal 3E	☐	☐	☐
Remove certain provisions related to LSAQ’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination.

	FOR	AGAINST	ABSTAIN
Proposal 4—The Stock Plan Proposal	☐	☐	☐
To approve the Science 37 Holdings, Inc. 2021 Incentive Award Plan.

	FOR	AGAINST	ABSTAIN
Proposal 5—The Employee Stock Plan Proposal	☐	☐	☐
To approve the Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan.

	FOR	AGAINST	ABSTAIN
Proposal 6 – The Nasdaq Proposal	☐	☐	☐
To approve: (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of LSAQ common stock and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the common stock in connection with the PIPE Investment upon the consummation of the Business Combination.

	FOR	AGAINST	ABSTAIN
Proposal 7—Adjournment Proposal	☐	☐	☐
To consider and vote upon a proposal to approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event LSAQ does not receive the requisite stockholder vote to approve the Proposals.

CONTROL NUMBER

Signature __________________________________Signature, if held jointly______________________________ Date , 2021.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on                 , 2021:

This notice of meeting, and the accompanying proxy statement

are available at [            ]

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

LIFESCI ACQUISITION II CORP.

250 W 55th St., #3401

New York, NY 10019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

, 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying proxy statement/prospectus, dated                 , 2021, in connection with the Special Meeting to be held on                 , 2021 at __:__ a.m. Eastern time, via webcast at http://[•], and hereby appoints ____________and ________, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock, of LifeSci Acquisition II Corp., registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NOS. 1, 2, 3 (INCLUDING EACH OF THE SUB-PROPOSALS), 4, 5, 6 AND 7.

(Continued and to be marked, dated and signed, on the other side)